June 29, 2003

Consent of Independent Public Accountants

The Board of Directors

RiT Technologies Ltd.

Tel Aviv

Israel

We hereby consent to the incorporation by reference in the Registration Statement of RiT Technologies Ltd. on Form S-8 (File No. 333-90750) of our report dated January 27, 2003, relating to the consolidated balance sheets of RiT Technologies Ltd. as of December 31, 2001 and 2002 and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years ended December 31, 2002, which report appears in The Annual Report on Form 20-F of RiT Technologies Ltd. for the fiscal year ended December 31, 2002.

s/ Somekh Chaikin

Somekh Chaikin

Certified Public Accountants (Isr.)

(A member firm of KPMG International)